Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

--------------------------------------------------------------------------------

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 1998


                           IRON MOUNTAIN INCORPORATED
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

             0-27584                                   04-3107342
    (Commission file number)               (I.R.S. Employer Identification No.)


                      745 Atlantic Avenue, Boston, MA 02111
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events

           SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
                      (In thousands, except per share data)

     The following selected consolidated statements of operations and balance sheet data of Iron Mountain Incorporated (the "Company") as of and for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 have been derived from the Company's audited consolidated financial statements and have been restated to reflect a three-for-two stock split effected in the form of a dividend on the Company's Common Stock which was approved by the Company's Board of Directors on June 30, 1998. Shares of the Common Stock were issued on July 31, 1998 to all stockholders of record as of the close of business on July 17, 1998. The selected consolidated financial and operating information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with Iron Mountain's Consolidated Financial Statements and the Notes thereto included in the Company's Annual Reports on Form 10-K for the years ended December 31, 1997 and 1996.


                                                                                     Year Ended December 31,
                                                               ----------------------------------------------------------------
                                                                    1993         1994         1995        1996         1997
                                                               ------------- -----------  ----------- ------------ ------------
Consolidated Statements of Operations Data:
Revenues:
 Storage .....................................................   $  48,892    $ 54,098     $ 64,165     $ 85,826    $ 125,968
 Service and Storage Material Sales ..........................      32,781      33,520       40,271       52,892       82,797
                                                                 ---------    --------     --------     --------    ---------
   Total Revenues ............................................      81,673      87,618      104,436      138,718      208,765
Operating Expenses:
 Cost of Sales (Excluding Depreciation) ......................      43,054      45,880       52,277       70,747      106,879
 Selling, General and Administrative .........................      19,971      20,853       26,035       34,342       51,668
 Depreciation and Amortization ...............................       6,789       8,690       12,341       16,936       27,107
                                                                 ---------    --------     --------     --------    ---------
   Total Operating Expenses ..................................      69,814      75,423       90,653      122,025      185,654
                                                                 ---------    --------     --------     --------    ---------
Operating Income .............................................      11,859      12,195       13,783       16,693       23,111
Interest Expense, Net ........................................       8,203       8,954       11,838       14,901       27,712
                                                                 ---------    --------     --------     --------    ---------
Income (Loss) Before Provision (Benefit) for Income Taxes ....       3,656       3,241        1,945        1,792       (4,601)
Provision (Benefit) for Income Taxes .........................       2,088       1,957        1,697        1,435          (80)
                                                                 ---------    --------     --------     --------    ---------
Income (Loss) Before Extraordinary Charge ....................       1,568       1,284          248          357       (4,521)
Extraordinary Charge, Net of Tax Benefit (1) .................          --          --           --        2,126           --
                                                                 ---------    --------     --------     --------    ---------
Net Income (Loss) ............................................       1,568       1,284          248       (1,769)      (4,521)
Accretion of Redeemable Put Warrant ..........................         940       1,412        2,107          280           --
                                                                 ---------    --------     --------     --------    ---------
Net Income (Loss) Applicable to Common Stockholders ..........   $     628    $   (128)    $ (1,859)    $ (2,049)   $  (4,521)
                                                                 =========    ========     ========     ========    =========


                                       2


Income (Loss) per Common Share (2):
Basic:
 Income (Loss) Before Extraordinary Charge ...................   $    9.10    $  (0.40)    $ (32.61)    $   0.00    $   (0.26)
 Extraordinary Charge, Net of Tax Benefit (1) ................          --          --           --        (0.15)          --
                                                                 ---------    --------     --------     --------    ---------
 Net Income (Loss) Applicable to Common Stockholders .........   $    9.10    $  (0.40)    $ (32.61)    $  (0.15)   $   (0.26)
                                                                 =========    ========     ========     ========    =========
 Weighted Average Common Shares Outstanding ..................          69         321           57       13,911       17,172
                                                                 =========    ========     ========     ========    =========
Diluted:
 Income (Loss) Before Extraordinary Charge ...................   $    0.05    $  (0.40)    $ (32.61)    $   0.00    $   (0.26)
 Extraordinary Charge, Net of Tax Benefit (1) ................          --          --           --        (0.15)          --
                                                                 ---------    --------     --------     --------    ---------
 Net Income (Loss) Applicable to Common Stockholders .........   $    0.05    $  (0.40)    $ (32.61)    $  (0.15)   $   (0.26)
                                                                 =========    ========     ========     ========    =========
 Weighted Average Common Shares Outstanding ..................      12,101         321           57       13,911       17,172
                                                                 =========    ========     ========     ========    =========
Pro Forma (3):
 Net Income (Loss) Applicable to Common Stockholders .........   $    0.05    $  (0.01)    $  (0.16)    $  (0.13)   $   (0.26)
                                                                 =========    ========     ========     ========    =========
 Weighted Average Common Shares Outstanding ..................      12,101      11,976       11,676       15,206       17,172
                                                                 =========    ========     ========     ========    =========

                                                                             Year Ended December 31,
                                                     ------------------------------------------------------------------------
                                                         1993           1994           1995           1996           1997
                                                     ------------   ------------   ------------   ------------   ------------
Other Data:
EBITDA (4) .......................................     $ 18,648       $ 20,885       $ 26,124       $ 33,629       $ 50,218
EBITDA as a Percentage of Total Revenues .........         22.8%          23.8%          25.0%          24.2%          24.1%
Capital Expenditures: ............................
 Growth (5)(6) ...................................     $ 13,605       $ 15,829       $ 14,395       $ 23,334       $ 37,082
 Maintenance .....................................        1,846          1,151            858          1,112          1,238
                                                       --------       --------       --------       --------       --------
   Total Capital Expenditures (6) ................     $ 15,451       $ 16,980       $ 15,253       $ 24,446       $ 38,320
                                                       ========       ========       ========       ========       ========

                                                                        As of December 31,
                                                  --------------------------------------------------------------
                                                     1993         1994         1995         1996         1997
                                                  ----------   ----------   ----------   ----------   ----------
Consolidated Balance Sheet Data:
Cash and Cash Equivalents .....................    $    591     $  1,303     $  1,585     $  3,453     $ 24,510
Total Assets ..................................     125,288      136,859      186,881      281,799      636,786
Total Debt ....................................      78,460       86,258      121,874      184,733      428,018
Stockholders' Equity ..........................      24,047       22,869       21,011       52,384      137,733

----------------------
(1) The extraordinary charge consists of a prepayment penalty, the write-off of deferred financing costs, original issue discount and loss on termination of interest rate protection agreements.

(2) All Share and Per Share Data reflect a three-for-two stock split effected in the form of a dividend on the Company's Common Stock which was approved by the Company's Board of Directors on June 30, 1998. Shares of the Common Stock were issued on July 31, 1998 to all stockholders of record as of the close of business on July 17, 1998.

(3) Represents pro forma earnings per share as if the preferred stock that was converted into Common Stock in connection with the Company's Initial Public Offering had been converted for all periods presented.

(4) Based on its experience in the records management industry, the Company believes that earnings before interest, taxes, depreciation, amortization and extraordinary items ("EBITDA") is an important tool for measuring the performance of records management companies (including potential acquisition targets) in several areas, such as liquidity, operating performance and leverage. In addition, lenders use EBITDA as a criterion in evaluating records management companies, and substantially all of the Company's financing agreements contain covenants in which EBITDA is used as a measure of financial performance. However, EBITDA should not be considered an alternative to operating or net income (as determined in accordance with generally accepted accounting principles ("GAAP")) as an indicator of the Company's performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity.

(5) Growth capital expenditures consist primarily of investments in racking systems, management information systems, new buildings and improvements to existing facilities.

(6) Includes $2,901 in 1994 related to the cost of constructing a records management facility which was sold in a sale and leaseback transaction in 1994.

Item 7. Financial Statements and Exhibits

During 1998, the Company acquired several records management businesses. The following represents financial statements of Midwest Records Management, Sloan Vaults, Inc. and Affiliate (dba The Vault), and Intermation, Inc. which were acquired by the Company on January 8, 1998, February 3, 1998 and April 6, 1998, respectively. Such financial statements have been included in this filing in accordance with Rule 3-05 of Regulation S-X so that financial statements for a substantial majority of businesses acquired by the Company since the date of the most recent audited balance sheet have been furnished.

                                                                                     Pages
                                                                                     -----
(a)     Financial Statements of the Businesses Acquired:

        Midwest Records Management:

                  Audited financial statements as of and for the year ended
                  December 31, 1997.                                                 7-12

         Sloan Vaults, Inc. and Affiliate (dba The Vault):

                  Audited financial statements as of and for the year ended
                  December 31, 1997.                                                13-21

         Intermation, Inc.:

                  Audited financial statements as of and for the year ended
                  December 31, 1997, unaudited balance sheet as of March 31, 1998, unaudited statement of stockholders' equity for the three months ended March 31, 1998 and unaudited statements of operations and
                  cash flows for the three months ended March 31, 1998 and 1997.    22-35

(b)     Pro Forma Financial Information:

        Since none of the acquired businesses reported in Item 7(a) are considered to be significant under the definition of Article 11 of Regulation S-X, pro forma financial information for such acquired businesses has not been reported.

(c)     Exhibits:

        Exhibit 23.1  Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Iron Mountain Incorporated:

We have audited the accompanying balance sheet of Midwest Records Management as of December 31, 1997, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Records Management as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                            /s/ ARTHUR ANDERSEN LLP


Omaha, Nebraska
   February 25, 1998

                           MIDWEST RECORDS MANAGEMENT
                           --------------------------


                        BALANCE SHEET--DECEMBER 31, 1997
                        --------------------------------

                                    (Note 1)
                                    --------




                                     ASSETS
                                     ------

CURRENT ASSETS:
   Cash                                                                                             $ 79,244
   Accounts receivable, less allowance for doubtful
     accounts of $2,000                                                                               85,412
                                                                                                    --------
          Total current assets                                                                       164,656


PROPERTY AND EQUIPMENT:
   Property and equipment                                                                            590,699
   Less- Accumulated depreciation                                                                    437,493
                                                                                                    --------
          Net property and equipment                                                                 153,206
                                                                                                    --------
          Total assets                                                                              $317,862
                                                                                                    ========


                                     LIABILITIES AND RETAINED EARNINGS
                                     ---------------------------------


CURRENT LIABILITIES:
   Accounts payable                                                                                 $ 57,014
   Accrued expenses                                                                                    5,659
                                                                                                    --------
          Total current liabilities                                                                   62,673


RETAINED EARNINGS                                                                                    255,189
                                                                                                    --------
          Total liabilities and retained earnings                                                   $317,862
                                                                                                    ========


   The accompanying notes are an integral part of these financial statements.

                           MIDWEST RECORDS MANAGEMENT
                           --------------------------


                             STATEMENT OF OPERATIONS
                             -----------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                    (Note 1)
                                    --------


REVENUES:
   Storage                                                                                        $  802,259
   Service and storage materials sales                                                               358,528
                                                                                                  ----------
          Total revenues                                                                           1,160,787


OPERATING EXPENSES:
   Cost of sales, excluding depreciation                                                             465,135
   Selling, general and administrative                                                               231,309
   Depreciation                                                                                       57,822
                                                                                                  ----------
          Total operating expenses                                                                   754,266
                                                                                                  ----------
NET INCOME                                                                                           406,521

RETAINED EARNINGS:
   Beginning of year                                                                                 306,144
   Withdrawals by Parent, net                                                                       (457,476)
                                                                                                  ----------
   End of year                                                                                    $  255,189
                                                                                                  ==========

   The accompanying notes are an integral part of these financial statements.

                           MIDWEST RECORDS MANAGEMENT
                           --------------------------


                             STATEMENT OF CASH FLOWS
                             -----------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                    (Note 1)
                                    --------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                                    $ 406,521
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Provision for doubtful accounts                                                                 2,000
       Depreciation and amortization                                                                  57,822
       Change in current assets and liabilities-
         Accounts receivable                                                                          18,168
         Accounts payable                                                                             57,014
         Accrued expenses                                                                             (1,806)
                                                                                                   ---------
          Net cash provided by operating activities                                                  539,719
                                                                                                   ---------

CASH FLOWS USED BY INVESTING ACTIVITIES:
   Property and equipment purchases, net                                                             (41,664)
                                                                                                   ---------

CASH FLOWS USED BY FINANCING ACTIVITIES:
   Withdrawals by Parent                                                                            (485,429)
                                                                                                   ---------

NET INCREASE IN CASH                                                                                  12,626

CASH, beginning of year                                                                               66,618
                                                                                                   ---------
CASH, end of year                                                                                  $  79,244
                                                                                                   =========

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
   During 1997, the Company's Parent transferred service vehicles to the Company with a net book value of $27,953, increasing net property and equipment and reducing the receivable from Parent.


   The accompanying notes are an integral part of these financial statements.

                           MIDWEST RECORDS MANAGEMENT
                           --------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1997
                                -----------------


1.  ORGANIZATION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------------------------

Midwest Records Management (the Company), an operating division of I-GO Van & Storage Co., Omaha, Nebraska (the Parent), is a full-service records management operation providing storage and management of business records and computer media to customers in Omaha, Nebraska.

Property and Equipment
----------------------

Depreciation and amortization of property and equipment are recorded using the straight-line and accelerated methods. Property and equipment consist of the following:

                                                                                                 Original
                                                                  Useful Lives                     Cost
                                                                ----------------                 --------

       Warehouse equipment                                      5 to 7 years                    $310,753
       Transportation equipment                                 5 years                           77,909
       Leasehold improvements                                   15 to 31.5 years                 126,015
       Office equipment                                         5 to 7 years                      76,022
                                                                                                --------
               Total property and equipment                                                     $590,699
                                                                                                ========

Revenue Recognition
-------------------

Revenue is recognized under storage and service agreements in the month the services are provided. Storage material sales are recognized when delivered to the customer.

Income Taxes
------------

The Parent has elected to be treated as a Subchapter S corporation under the Internal Revenue Code. Under these provisions, the Parent generally does not pay federal corporate income taxes on its taxable income. Instead, the Parent's stockholders are liable for individual federal income taxes on their respective shares of the Parent's taxable income. Accordingly, no provision for federal corporate income taxes has been reflected in the Company's financial statements.

Financial Instruments
---------------------

Unless otherwise noted, financial instruments are stated at cost, which approximates fair value.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED-PARTY TRANSACTIONS:
   ---------------------------

Since the Company began operating as a separate division of the Parent, the Parent has withdrawn any excess cash of the Company. The cumulative cash withdrawn from the Company, as well as other transactions between the Company and the Parent, are reflected as withdrawals by Parent.

During 1997, the Company paid $84,000 of rent expense to the Parent for use of the warehouse facility and offices.

3. EMPLOYEE BENEFITS:
   ------------------

The Parent has employee benefit plans for eligible employees. Contributions are determined by the Board of Directors but are limited to an amount deductible for federal income tax purposes. The Parent reserves the right to terminate or amend the plans at any time. During 1997, the Company recognized expenses totaling approximately $45,000 related to those employee benefit plans.

4. SUBSEQUENT EVENT:
   -----------------

On January 8, 1998, the Parent sold the Company's major operating assets, to Iron Mountain Records Management, Inc. for an amount in excess of book value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  Iron Mountain Incorporated:

We have audited the accompanying combined balance sheet of SLOAN VAULTS, INC. (dba The Vault, a California S-corporation) AND AFFILIATE as of December 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sloan Vaults, Inc. and affiliate as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        /s/ ARTHUR ANDERSEN LLP

San Diego, California
March 13, 1998

                        SLOAN VAULTS, INC. AND AFFILIATE
                                 (dba The Vault)


                             COMBINED BALANCE SHEET

                             AS OF DECEMBER 31, 1997


                                     ASSETS

Current Assets:
  Cash and cash equivalents                                                                     $  390,058
  Short-term investments                                                                           127,398
  Accounts receivable (less allowance of $26,000)                                                  164,521
  Inventories                                                                                       19,282
  Prepaid expenses and other current assets                                                         27,989
                                                                                                ----------
        Total Current Assets                                                                       729,248

Property, Plant and Equipment:
  Property, plant and equipment at cost                                                          2,394,110
  Less:  accumulated depreciation                                                                 (587,670)
                                                                                                ----------
        Property, Plant and Equipment, Net                                                       1,806,440

Other Assets                                                                                         2,890
                                                                                                ----------
        Total Assets                                                                            $2,538,578
                                                                                                ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                                                             $   56,531
  Accounts payable                                                                                  25,650
  Accrued expenses                                                                                  80,250
  Deferred revenues                                                                                250,551
  Dividends payable                                                                                200,000
                                                                                                ----------
        Total Current Liabilities                                                                  612,982

Long-Term Debt, Net of Current Portion                                                           1,250,414

Stockholders' Equity:
  Common stock - no par value, 1,000,000 shares
    authorized, 13,915.5 shares issued and outstanding                                             323,713
  Retained earnings                                                                                351,469
                                                                                                ----------
        Total Stockholders' Equity                                                                 675,182
                                                                                                ----------
        Total Liabilities and Stockholders' Equity                                              $2,538,578
                                                                                                ==========


                   The accompanying notes are an integral part
                     of these combined financial statements.

                        SLOAN VAULTS, INC. AND AFFILIATE
                                 (dba The Vault)


                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


Revenues:
  Storage                                                                                       $1,237,857
  Service and storage materials sales                                                              805,888
                                                                                                ----------
        Total Revenues                                                                           2,043,745
                                                                                                ----------

Operating Expenses:
  Cost of sales (excluding depreciation)                                                            94,714
  Selling, general and administrative                                                            1,015,541
  Depreciation and amortization                                                                    100,353
                                                                                                ----------
        Total Operating Expenses                                                                 1,210,608
                                                                                                ----------
        Operating Income                                                                           833,137

Interest expense                                                                                   110,530
                                                                                                ----------
        Income Before Provision for Income Taxes                                                   722,607

Provision for Income Taxes                                                                          12,068
                                                                                                ----------
        Net Income                                                                              $  710,539
                                                                                                ==========


                   The accompanying notes are an integral part
                     of these combined financial statements.

                        SLOAN VAULTS, INC. AND AFFILIATE
                                 (dba The Vault)


                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                       Common Stock                                     Total
                                                -------------------------        Retained           Stockholders'
                                                   Shares         Amount         Earnings              Equity
                                                --------         --------        ---------          -------------

Balance, December 31, 1996                      13,073.0         $252,943        $ 381,133           $ 634,076

  Stock Option Exercised                           842.5           70,770             -                 70,770

  Dividends                                         -                -            (540,203)           (540,203)

  Dividends Declared                                -                -            (200,000)           (200,000)

  Net Income                                        -                -             710,539             710,539
                                                --------         --------        ---------           ---------
Balance, December 31, 1997                      13,915.5         $323,713        $ 351,469           $ 675,182
                                                ========         ========        =========           =========


                   The accompanying notes are an integral part
                     of these combined financial statements.

                        SLOAN VAULTS, INC. AND AFFILIATE
                                 (dba The Vault)


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash Flow From Operating Activities:
  Net income                                                                                     $ 710,539
  Adjustments to reconcile net income to cash
    flows provided by operations:
      Depreciation and amortization                                                                100,353
      Loss on sale of fixed assets                                                                   4,939
   Changes in assets and liabilities:
      Accounts receivable                                                                           16,442
      Inventories                                                                                    1,604
      Prepaid expenses and other current assets                                                      1,127
      Accounts payable                                                                              12,903
      Accrued expenses                                                                               2,192
      Deferred revenues                                                                             38,581
                                                                                                 ---------
      Cash Flows Provided by Operations                                                            888,680
                                                                                                 ---------

Cash Flows From Investing Activities:
  Capital expenditures                                                                             (54,360)
  Proceeds from sales of fixed assets                                                               11,986
  Net change in short-term investments                                                              (1,386)
                                                                                                 ---------
      Cash Flows Used in Investing Activities                                                      (43,760)
                                                                                                 ---------

Cash Flows From Financing Activities:
  Repayment of long-term debt                                                                      (54,532)
  Net proceeds from exercise of stock option                                                        70,770
  Dividends paid                                                                                  (632,222)
                                                                                                 ---------
      Cash Flows Used in Financing Activities                                                     (615,984)
                                                                                                 ---------
Increase in Cash and Cash Equivalents                                                              228,936

Cash and Cash Equivalents, beginning of year                                                       161,122
                                                                                                 ---------
Cash and Cash Equivalents, end of year                                                           $ 390,058
                                                                                                 =========

Supplemental Information:
  Cash Paid for Interest                                                                         $ 110,860
                                                                                                 =========

  Cash Paid for Income Taxes                                                                     $   9,200
                                                                                                 =========

Non-Cash Financing Transaction:
  Dividends Declared                                                                             $ 200,000
                                                                                                 =========

                   The accompanying notes are an integral part
                     of these combined financial statements.

                        SLOAN VAULTS, INC. AND AFFILIATE
                                 (dba The Vault)


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.       Nature of Business and Principles of Combination

Sloan Vaults, Inc. (dba The Vault) (the "Company") was established in 1982 as an S-corporation. The Company is a full service records management company providing storage and data protection services for magnetic and paper media.

The combined financial statements include the accounts of Kearny Villa Partners ("KVP"), a general partnership wholly owned by a majority of the stockholders of the Company. KVP was established to acquire land and construct the building currently being occupied by the Company. All significant intercompany accounts and transactions have been eliminated. Partner capital in KVP has been included as a component of retained earnings in the accompanying financial statements as the net paid-in portion of such capital is not material.

2.       Summary of Significant Accounting Policies

         Cash and Cash Equivalents

         The Company defines cash and cash equivalents to include cash on hand and cash invested in short-term securities which have original maturities of less than 90 days. Cash and cash equivalents are carried at cost which approximates fair value.

         Short-Term Investments

         Short-term investments consist primarily of municipal bonds with maturities existing through August 2003. At December 31, 1997, the fair value of short-term investments, classified as "available for sale securities," approximated cost. Thus no unrealized holding gains or losses were reported in the accompanying balance sheet. The Company did not have any sales of securities and as such, did not recognize any realized gain or loss in the accompanying statement of income.

         Inventories

         Inventories are carried at the lower of cost using first-in, first-out basis or market and are comprised primarily of containers.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost and depreciated using the straight-line method with the following useful lives:

                  Land improvements                               15 years
                  Building                                        39 years
                  Warehouse equipment/vehicles                    5 to 7 years
                  Furniture and fixtures                          7 years

         Property, plant and equipment consist of the following:

                  Land                                                                $   571,504
                  Land improvements                                                        61,069
                  Building                                                              1,148,198
                  Warehouse equipment/vehicles                                            510,222
                  Furniture and fixtures                                                  103,117
                                                                                      -----------
                                                                                      $ 2,394,110
                                                                                      ===========

         Minor maintenance costs are expensed as incurred. Major improvements to the building are capitalized and depreciated as described above.

         Long-Lived Assets

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of future undiscounted cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized.

         Revenue Recognition

         Storage and service revenues are recognized in the month the respective service is provided. Storage material sales are recognized when shipped to the customer. Amounts related to future storage for customers where storage fees are billed in advance are accounted for as deferred revenues and recognized over the applicable period.

         Accrued Expenses

         Accrued expenses consist of the following:

                  Payroll and related                                                    $ 49,651
                  Other                                                                    30,599
                                                                                         --------
                                                                                         $ 80,250
                                                                                         ========

         Income Taxes

         The Company has elected to be treated as an S Corporation for federal and state income tax purposes. In accordance with federal provisions, corporate earnings flow through and are taxed solely at the stockholder level. Under the provisions of California franchise tax law, S Corporation earnings are assessed a 1.5 percent surtax at the corporate level and corporate earnings also flow through to the stockholders to be taxed at the individual stockholder level. The earnings of KVP, a general partnership, flow through and are taxed solely at the partner level.

         Stock-Based Compensation Accounting

         The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation." The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and to provide pro forma disclosures as if the fair value based method prescribed by SFAS No. 123 had been utilized. There were no proforma adjustments to net income as reported for fiscal 1997 in accordance with SFAS No. 123. There were no stock options outstanding at December 31, 1997.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Recent Accounting Pronouncement

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting of comprehensive income and its components in a full set of general-purpose financial statements and is required to be adopted by the Company beginning January 1, 1998. Adoption of this standard is not expected to have a material impact on the Company's financial position or results of operations.

3.       Long-Term Debt

                  Note payable to bank, bearing interest at 8 percent,
                     monthly principal and interest payments of $7,132 with
                     balance due January 2003, secured by first trust deed on
                     land, building and improvements.                                  $  745,528

                  Note payable to financing institution, bearing interest at
                     7.5 percent, monthly principal and interest payments of
                     $5,147 with balance due December 2012, secured by second
                     trust deed on land, building and improvements.                       552,955

                  Note payable to bank, bearing interest at 7.75 percent,
                     paid January 1998.                                                     8,462
                                                                                       ----------
                                                                                        1,306,945
                  Less current maturities                                                 (56,531)
                                                                                       ----------
                                                                                       $1,250,414
                                                                                       ==========

Maturities of long-term debt are as follows:

         Year Ending December 31,
         ------------------------
                  1998                                                                 $   56,531
                  1999                                                                     51,953
                  2000                                                                     56,149
                  2001                                                                     60,684
                  2002                                                                     65,587
                  Thereafter                                                            1,016,041
                                                                                       ----------
                                                                                       $1,306,945
                                                                                       ==========

4.       Stockholder's Equity

         Stock Option

         In January 1990, the Company entered into an agreement with a key executive and stockholder, whereby the Company granted a nonqualified stock option to purchase 842.5 shares at $84 per share, vesting over a five-year period. In August 1997, this option was exercised.

         Dividends

         The Company's policy is to pay a dividend to stockholders relating to each quarter in each fiscal year, as determined by the board of directors. Dividends payable of $200,000 relating to the fourth quarter of 1997 were paid in January 1998.

5.       Retirement Plan

The Company has a defined contribution plan which covers substantially all employees, subject to certain service requirements. Eligible employees may elect to defer from 1 to 10% of compensation per pay period up to the amount allowed by the Internal Revenue Code. Company contributions to the plan are determined at the discretion of the board of directors. Company contributions for the year ending December 31, 1997 totaled approximately $23,000 and are included in accrued expenses.

6.       Subsequent Events

On February 3, 1998, the Company sold substantially all of its assets (excluding land, building and improvements with a net book value of approximately $1,617,000 at December 31, 1997) and certain liabilities, to Iron Mountain Records Management, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Iron Mountain Incorporated:

We have audited the accompanying balance sheet of Intermation, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intermation, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                         /s/ ARTHUR ANDERSEN LLP

Seattle, Washington
  August 21, 1998

                                INTERMATION, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                December 31,        March 31,
                                                                                                   1997               1998
                                                                                               -------------      -------------
                                                                                                                    (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                                   $    77,459         $   103,919
    Accounts receivable, net of allowance of $605,123 at December 31, 1997                        1,166,303           1,072,004
    Inventories                                                                                      14,149              24,806
    Prepaid expenses and other                                                                       14,323               8,184
                                                                                                -----------         -----------
               Total Current Assets                                                               1,272,234           1,208,913

PROPERTY, PLANT AND EQUIPMENT, net                                                                2,529,455           2,501,783

INTANGIBLE ASSETS, net of accumulated amortization of $754,078 at December 31, 1997                 877,980           1,001,461

OTHER ASSETS, net                                                                                    83,175              91,911
                                                                                                -----------         -----------
              Total Assets                                                                      $ 4,762,844         $ 4,804,068
                                                                                                ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of capital lease obligations                                                $   256,093         $   256,093
    Current portion of long-term debt                                                               363,296             363,296
    Accounts payable                                                                                294,483             474,137
    Accrued expenses                                                                                442,526             738,583
    Deferred income                                                                                 576,317             578,097
                                                                                                -----------         -----------
              Total current liabilities                                                           1,932,715           2,410,206

LONG-TERM LEASE OBLIGATION, net of current portion                                                  710,948             663,622

LONG-TERM DEBT, net of current portion                                                            1,685,481           1,523,296

COMMITMENTS

STOCKHOLDERS' EQUITY:
    Common stock, par value $.01 per share -
       Authorized, 20,000,000 shares;
       issued and outstanding, 10,534,063 shares                                                    105,341             105,341
    Additional paid-in capital                                                                    7,574,995           7,574,995
    Accumulated deficit                                                                          (7,246,636)         (7,473,392)
                                                                                                -----------         -----------
              Total Stockholders' Equity                                                            433,700             206,944
                                                                                                -----------         -----------
              Total Liabilities and Stockholders' Equity                                        $ 4,762,844         $ 4,804,068
                                                                                                ===========          ==========

   The accompanying notes are an integral part of these financial statements.

                                INTERMATION, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                 Three Months Ended
                                                                         Year Ended                     March 31,
                                                                        December 31,        ------------------------------
                                                                            1997               1997               1998
                                                                        ------------        -----------        -----------

                                                                                            (unaudited)        (unaudited)
REVENUES:
    Storage                                                              $5,930,419          $1,380,455         $1,600,370
    Service and storage material sales                                    1,317,666             291,668            390,772
                                                                         ----------          ----------         ----------
              Total revenue                                               7,248,085           1,672,123          1,991,142

OPERATING EXPENSES:
    Cost of sales (excluding depreciation)                                3,509,804             858,027            940,690
    Selling, general and administrative                                   2,244,984             512,431          1,055,978
    Depreciation and amortization                                           562,051             101,825            163,906
                                                                         ----------          ----------         ----------
              Total operating expenses                                    6,316,839           1,472,283          2,160,574
                                                                         ----------          ----------         ----------
              Operating income (loss)                                       931,246             199,840           (169,432)

INTEREST EXPENSE                                                           (316,840)            (82,317)           (57,324)
                                                                         ----------          ----------         ----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                             614,406             117,523           (226,756)

PROVISION FOR INCOME TAXES                                                   10,000                   -                  -
                                                                         ----------          ----------         ----------
NET INCOME (LOSS)                                                        $  604,406          $  117,523         $ (226,756)
                                                                         ==========          ==========         ==========


   The accompanying notes are an integral part of these financial statements.

                                INTERMATION, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                  THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

                                                 Common Stock
                                            -------------------------          Paid-in          Accumulated
                                              Shares          Amount           Capital            Deficit            Total
                                            ----------       --------        ----------         -----------        ---------

BALANCE, January 1, 1997                    10,629,667       $106,297        $7,700,648         $(7,851,042)       $ (44,097)

Redemption of common stock                     (95,604)          (956)         (125,653)                  -         (126,609)

Net income                                           -              -                 -             604,406          604,406
                                            ----------       --------        ----------         -----------        ---------
BALANCE, December 31, 1997                  10,534,063        105,341         7,574,995          (7,246,636)         433,700

Net loss (unaudited)                                 -              -                 -            (226,756)        (226,756)
                                            ----------       --------        ----------         -----------        ---------
BALANCE, March 31, 1998 (unaudited)         10,534,063       $105,341        $7,574,995         $(7,473,392)       $ 206,944
                                            ==========       ========        ==========         ===========        =========


   The accompanying notes are an integral part of these financial statements.

                                INTERMATION, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                  Three Months Ended
                                                                          Year Ended                   March 31,
                                                                         December 31,        ------------------------------
                                                                            1997                1997               1998
                                                                         ------------        -----------        -----------
                                                                                             (unaudited)        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                     $ 604,406           $ 117,523          $(226,756)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities-
          Depreciation and amortization                                     562,051             101,825            163,906
          Changes in assets and liabilities:
                 Accounts receivable, net                                  (214,697)            (26,966)            94,299
                 Inventory                                                  (13,521)            (13,665)           (10,657)
                 Other assets                                              (205,028)           (102,717)          (158,896)
                 Accounts payable                                           154,210              20,722            179,654
                 Accrued liabilities                                         11,768            (140,355)           296,057
                 Deferred income                                             86,266              48,747              1,780
                                                                          ---------           ---------          ---------
                    Net cash provided by operating activities               985,455               5,114            339,387
                                                                          ---------           ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment                                                 (399,798)            (28,947)          (103,416)
    Proceeds from sale of equipment                                          28,992                   -                  -
                                                                          ---------           ---------          ---------
                    Net cash used in investing activities                  (370,806)            (28,947)          (103,416)
                                                                          ---------           ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings                                                 60,000                   -                  -
    Payments on long-term debt and capital lease obligations               (666,575)            (68,199)          (209,511)
    Repurchase of common stock                                             (126,609)                  -                  -
                                                                          ---------           ---------          ---------
                    Net cash used in financing activities                  (733,184)            (68,199)          (209,511)
                                                                          ---------           ---------          ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       (118,535)            (92,032)            26,460

CASH AND CASH EQUIVALENTS, beginning of period                              195,994             195,994             77,459
                                                                          ---------           ---------          ---------
CASH AND CASH EQUIVALENTS, end of period                                  $  77,459           $ 103,962          $ 103,919
                                                                          =========           =========          =========
CASH PAID FOR INTEREST                                                    $ 278,392           $  53,600          $  57,324
                                                                          =========           =========          =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
    ACTIVITIES:
       During 1997, the Company acquired equipment under capital lease obligations totaling approximately $627,000

   The accompanying notes are an integral part of these financial statements.

                                INTERMATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1. NATURE OF BUSINESS:

The accompanying financial statements represent the accounts of Intermation, Inc. (Intermation or the Company), a Washington corporation. The Company is a full service records management company providing storage and related services in various locations throughout the Seattle, Washington and Portland, Oregon markets. The customer base is comprised mainly of medium to large commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations.

2. SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Information

The unaudited financial information included herein has been prepared in accordance with generally accepted accounting principles. In the opinion of management the unaudited financial statements include all adjustments of a normal and recurring nature which are necessary for a fair presentation. The results of operations of the three month periods ended March 31 are not necessarily indicative of the results for the full year.

Revenue Recognition

Storage and service revenues are recognized in the month the respective service is provided. Storage material sales are recognized when shipped to the customer. Amounts related to future storage for customers where storage fees are billed in advance are accounted for as deferred income and amortized over the applicable period.

Cash and Cash Equivalents

The Company defines cash and cash equivalents to include cash on hand and cash invested in short-term securities which have an original maturity of less than 90 days. Cash and cash equivalents are carried at cost which approximates fair market value.

Inventories

Inventories are carried at the lower of cost using the first-in, first-out basis or market and are comprised primarily of cartons.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards (SFAS) No.
109. Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets, including net operating losses, and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities.

Property, Plant and Equipment

Property, plant and equipment including assets under capital lease are stated at cost and depreciated using the straight-line method over estimated useful lives, as follows:

     Hardware                                   5 years
     Furniture, fixtures and equipment          5 - 7 years
     Shelving                                   7 - 15 years
     Vans and trucks                            3 - 5 years
     Leasehold improvements                     Remaining life of lease or life
                                                of asset, whichever is shorter
     Software                                   3 years

Property, plant and equipment consists of the following at December 31, 1997:

          Hardware                                          $ 1,257,266
          Furniture and fixtures                              3,183,440
          Vans and trucks                                       199,370
          Leasehold improvements                                335,277
          Software                                              216,728
                                                            -----------
                                                              5,192,081
          Accumulated depreciation                           (2,662,626)
                                                            -----------
                                                            $ 2,529,455
                                                            ===========

Intangible Assets

Intangible assets include goodwill, representing the excess cost over the fair value of assets acquired in business combinations, which is amortized on a straight-line basis over its estimated useful life of 25 years. Goodwill of $858,815, net of accumulated amortization of $189,306 is included in intangible assets at December 31, 1997. Other identified intangibles are amortized on a straight-line basis over their estimated useful lives of up to five years. The carrying value of goodwill and other intangible assets is reviewed on a regular basis for the existence of facts or circumstances both internally and externally that may suggest impairment.

Intangible assets also includes costs related to the initial transfer of records related to the acquisition of large volume accounts. These costs are capitalized as intangibles and amortized for an appropriate period not exceeding 12 years unless the customer terminates its relationship with the Company, at which time the unamortized cost is charged to expense.

Accrued expenses

Accrued expenses at December 31, 1997 includes $145,570 of accrued interest on debt obligations.

3. LINE OF CREDIT:

The Company had a $300,000 Line of Credit with a bank that bore interest at prime plus 1.5% (10% at December 31, 1997). The line of credit expired on May 31, 1998. The line was guaranteed by the former Chairman of the Company. No amounts were outstanding at December 31, 1997. Under the terms of the line, the Company was required to maintain certain financial covenants. The Company was not in compliance with those requirements.

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

Long-term debt at December 31, 1997 consists of the following:

Various stockholder loans, interest at 10%, due December 2000 through March 2001.
    Balance paid in full in April 1998.                                                     $1,047,362

Notes payable to Shurgard Storage Centers, Inc. (Shurgard).  Interest at 10%,
    principal and interest payments due monthly through March 2008.
    Balance paid in full in April 1998.                                                        292,580

Key Bank equipment loans, principal payments of $12,500 plus interest due monthly until maturity on May 1, 2000, interest at prime plus 1.75% (10.25%
    at December 31, 1997); collateralized by certain equipment of the Company and guaranteed by the former Chairman of the Company. Balance paid in full
    in April 1998.                                                                             350,000

AEA Bank term loan, interest at 10% payable monthly until maturity in January
    2000, collateralized by certain equipment of the Company and guaranteed by
    the Chairman of the Company. Balance paid in full in April 1998.                            81,717

Miscellaneous equipment loans, collateralized by certain equipment of the
    Company, with maturities from August 1998 to January 2002, interest at 7.4%
    to 15.0% per annum.                                                                        253,046

Note payable, interest at 10.0%, principal and interest payments of $710 monthly
through April 2001.                                                                             24,072
                                                                                            ----------
                                                                                             2,048,777
Less current portion                                                                          (363,296)
                                                                                            ----------
                                                                                            $1,685,481
                                                                                            ==========

This scheduled repayment of long-term debt as of December 31, 1997 is as follows:

               1998                               $  363,296
               1999                                  296,567
               2000                                  776,225
               2001                                  541,866
            Thereafter                                70,823
                                                  ----------
                                                  $2,048,777
                                                  ==========

The Company leases certain operating equipment classified as a capital lease obligations at December 31, 1997 as follows:

Equipment leases, five-year financing leases collateralized by certain equipment and guaranteed by the former Chairman of the Company; lease terms expiring
    November 2001 through September 2002                                                    $967,041

Less current portion                                                                        (256,093)
                                                                                            --------
                                                                                            $710,948
                                                                                            ========

Total lease payments under capital lease obligations at December 31, 1997 are as follows:

               1998                               $  279,654
               1999                                  279,654
               2000                                  279,654
               2001                                  269,436
               2002                                   93,884
                                                  ----------
                                                   1,202,282

 Less amount representing interest                  (235,241)
                                                  ----------
                                                  $  967,041
                                                  ==========

Substantially all of the long-term debt and capital lease obligations are secured by fixed assets.

5. INCOME TAXES:

At December 31, 1997, the Company had approximately $1,400,000 of federal net operating loss carryforwards that expire in 2010 and 2011. These net operating loss carryforwards are available to reduce future taxable income and are subject to review and possible adjustment by the Internal Revenue Service. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available in any given year in the event of significant changes in ownership interest.

The Company has recorded a 100% valuation allowance against the deferred tax asset related to the net operating loss carryforwards, as the realization of the asset is uncertain. The components of the deferred tax asset at December 31, 1997, are as follows:

     Tax effect of net operating loss carryfowards                    $ 483,000
                                                                      ---------
     Tax effect of temporary differences:
       Nondeductible accruals and deferrals                             249,000
       Depreciation                                                    (207,000)
                                                                      ---------
                                                                         42,000
                                                                      ---------
                                                                        525,000
Valuation allowance                                                    (525,000)
                                                                      ---------
         Deferred tax asset                                           $   -
                                                                      =========

A reconciliation of total income tax expense for the year ended December 31, 1997 and the amount computed by applying the U.S. federal income tax rate of 34% to income before incoming taxes is as follows:

     Computed "expected" tax provision                           $ 208,898
     Increase (decrease) in income taxes resulting from-
       Utilization of net operating loss carryforwards            (155,408)
       Change in valuation allowance                               (70,532)
       Other                                                        17,042
       Effect of state income taxes, net                            10,000
                                                                 ---------
         Provision for income taxes                              $  10,000
                                                                 =========

6. COMMITMENTS:

The Company leases its operating facilities under operating leases. The leases expire through 2007. Future minimum rental payments as of December 31, 1997 required under these leases are as follows:

               1998                                $ 1,250,554
               1999                                  1,138,017
               2000                                    957,288
               2001                                    957,288
            Thereafter                               3,062,331
                                                   -----------
                                                    $7,365,478
                                                   ===========

Rent expense for 1997 totaled $1,814,306.

The Company also leases certain equipment under capital lease obligation (see
Note 4). The leased assets are depreciated over their estimated useful lives in accordance with the Company's depreciation policies.

7. RELATED PARTY TRANSACTIONS:

One of the Company's significant shareholders is Chairman of the Board, CEO, and a significant shareholder of Shurgard. At December 31, 1997, the Company owed Shurgard approximately $293,000, as discussed in Note 4.

The Company leases one of its storage facilities from Shurgard. Aggregate rental expense for this facility was approximately $254,000. The lease was terminated in March 1998.

8. EMPLOYEE BENEFIT PLAN:

The Company sponsors a 401(k) plan in which all permanent full time employees are eligible to participate after the mandatory waiting period. The Company's contribution to the plan is 25% of the first $1,500 contributed by the employee for a total Company contribution of $375 on a per employee basis. Total contributions made by the Company to the plan were $12,500 for the year ended December 31, 1997.

9. MERGER WITH PROFESSIONAL RECORDS CENTER:

Effective January 1, 1997, the Company merged with Professional Records Center, Inc.

(PRC), an Oregon Corporation. In connection with the merger, 3,293,136 shares of common stock were issued to the shareholders of PRC in exchange for all of the outstanding shares of PRC. The business combination was accounted for as a pooling-of-interests.

10.  STOCK OPTION PLAN AND WARRANTS:

During 1997, Intermation's Board of Directors approved a stock option plan which provides for the purchase of Intermation common stock at a stipulated price. Under the Plan, 750,000 shares of Intermation common stock have been reserved for option grants. During 1997, the Company granted options to purchase 250,000 shares of common stock at $.66 per share, the estimated fair value at grant date, all of which were outstanding at year-end. The options vest ratably over 5 years.

The Company follows APB Opinion 25 and related Interpretations in accounting for stock options. Accordingly, no compensation cost has been recognized. Had compensation cost for the options granted in 1997 been determined in accordance with Financial Accounting Standard 123, "Accounting for Stock-Based Compensation," net income would have been reduced to the amounts indicated below.

                                                         1997
                                                       --------
          Net income - as reported                     $604,406
          Net income - pro forma                        585,281

The fair value of options granted in 1997 was $.51 per share. The values were estimated on the date of grant using the Black-Scholes option pricing model. The following table summarizes the weighted average assumptions used for grants in the year ended December 31:

          Assumptions                                    1997
          -----------                                  -------
          Expected volatility                             -
          Risk-free interest rate                        6.0%
          Expected dividend yield                         -
          Expected life of the option                  5 years

In connection with the loans made to the Company by certain stockholders, in December 1995 and early 1996, the Company issued 262,800 warrants to purchase its common stock. The warrants give the holders the right to purchase common stock at $0.52 per share for ten years from the date of issuance.

11.  SUBSEQUENT EVENT:

In April 1998, all of the outstanding shares of the Company were acquired by Iron Mountain Incorporated for a combination of cash and Iron Mountain Incorporated common stock.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        IRON MOUNTAIN INCORPORATED
                                        (Registrant)





September 18, 1998                  By:     /s/ Jean A. Bua
------------------                      ------------------------
      (date)                            Jean A. Bua
                                        Vice President and Corporate Controller
                                        (Principal Accounting Officer)